MODINE MANUFACTURING COMPANY

                               AND

                  NORWEST BANK MINNESOTA, N.A.

                          Rights Agent

                       Amendment Number 4
                       ------------------

                               to

                        Rights Agreement

                  Dated as of October 15, 1986










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                        RIGHTS AGREEMENT
                        ----------------

                       Amendment Number 4
                       ------------------


     This Amendment, when executed, shall constitute a valid and binding amendment to that certain Rights Agreement dated as of October 15, 1986 by and between Modine Manufacturing Company, a Wisconsin corporation (the "Company"), and Norwest Bank Minnesota, a national banking association (the "Rights Agent").

                            Recitals

     A. The Rights Agreement provides that the Company may discharge the Rights Agent and appoint a successor.

     B. The Rights Agreement further provides that the Company and the Rights Agent may supplement or amend the Rights Agreement from time to time.

     C. Norwest Bank Minnesota, N.A. was appointed by the Board of Directors of the Company on September 17, 1997 as Rights Agent in place of First Chicago National Bank of New York. The change of Rights Agent is effective as of November 10, 1997.

     D. The Company and the Rights Agent desire to amend the Rights Agreement in accordance with the terms of this Amendment.


                            Agreement

     1. In consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Rights Agent agree, pursuant to the provisions set forth in the Rights Agreement, to amend the Rights Agreement as follows:

     2. The Rights Agreement is amended by substituting, where applicable, "Norwest Bank Minnesota, N.A." in place of "First
Chicago Trust Company of New York" as the Rights Agent.

     3. This Amendment shall be effective as of November 10, 1997.

     4. The Company and the Rights Agent agree that all other terms, provisions, covenants, or restrictions of the Rights
Agreement, to the extent not inconsistent with this Amendment, shall remain unchanged and in full force and effect.

     5. Capitalized terms which are not defined in this Amendment have the meanings given such terms in the Rights Agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the effective date hereof.


(SEAL)
                              MODINE MANUFACTURING COMPANY

Attest:

By    W. E. PAVLICK           By     D. R. JOHNSON
   ----------------------        -------------------------------
Title:  Secretary             Title:  President and
                                      Chief Operating Officer




(SEAL)
                              NORWEST BANK MINNESOTA, N.A.

Attest:

By s/Suzanne M. Swits         By   s/Ted Garrity
  -----------------------       --------------------------------
Title:  Assistant Secretary   Title:    Corporate Officer
      ---------------------         ----------------------------

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